                                                                     EXHIBIT 4.3


                                 AMENDMENT NO. 1
               TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ("Amendment") is made and entered into as of August 11, 1999, by and among SYMBION, INC., a Tennessee corporation formerly named "UniPhy Healthcare, Inc." (the "Company"), and those Persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor").

                                R E C I T A L S:

         WHEREAS, the Company and the Investors are parties to that certain Amended and Restated Investors' Rights Agreement, dated as of June 25, 1999 (the "Investors' Rights Agreement");

         WHEREAS, the Company and certain of the Investors are parties to that certain Securities Purchase Agreement, dated as of July 6, 1999 (the "Purchase Agreement");

         WHEREAS, Section 1(B) of the Purchase Agreement grants an option (the "Option") of limited duration to Richland Ventures III, L.P. ("RVIII") to purchase up to 3,191,489 shares (the "Option Shares") of the common stock, no par value (the "Common Stock"), of the Company, at a purchase price of $1.88 per share;

         WHEREAS, in the event that RVIII purchases the Option Shares, the Company and the Investors desire that RVIII obtain the rights and obligations of an "Investor," an "ARC Key Shareholder" and an "Anti-Dilution Investor" under the Investors' Rights Agreement;

         WHEREAS, the Company may, pursuant to Section 1(C) of the Purchase Agreement, issue and sell up to 5,319,149 shares (the "Reserve Shares") of Common Stock (including the Option Shares) to any person or entity (each, a "Reserve Share Purchaser");

         WHEREAS, in the event that a Reserve Share Purchaser purchases Reserve Shares, the Company and the Investors may desire that such Reserve Share Purchaser have the rights and obligations of an "Investor," a "UniPhy Preferred Shareholder," a "UniPhy Founder" or an "ARC Key Shareholder," and an "Anti-Dilution Investor" under the Investors' Rights Agreement;

         WHEREAS, the Company may, from time to time after the date hereof, issue and sell additional shares of Common Stock ("Additional Shares") to various persons or entities (each, a "Subsequent Purchaser");

         WHEREAS, in the event that a Subsequent Purchaser purchases Additional Shares, the Company and the Investors may desire that such Subsequent Purchaser have the rights and obligations of an "Investor" and a "UniPhy Preferred Shareholder," a "UniPhy Founder" or an "ARC Key Shareholder" under the Investors' Rights Agreement;

         WHEREAS, the Company and the Investors desire to amend the Investors' Rights Agreement as set forth in this Amendment, pursuant to Section 6.5 of the Investors' Rights Agreement; and

         WHEREAS, capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Investors' Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree and consent to the following:

                               A G R E E M E N T:

1. RVIII Amendment. The Investors' Rights Agreement is hereby amended by adding and appending the following as Section 7 of the Investors' Rights
Agreement:

         7.   Addition of RVIII as a Party. Notwithstanding the provisions of
         Section 6.5 or any other Section hereof, upon the occurrence of: (i) the exercise by Richland Ventures III, L.P. ("RVIII") of the option (the "Option") to purchase up to 3,191,489 shares (the "Option Shares") of Common Stock at a purchase price of $1.88 per share which was granted to RVIII in Section 1(B) of that certain Securities Purchase Agreement, dated as of July 6, 1999 (the "Purchase Agreement"), among the Company and certain purchasers identified in such agreement, and the purchase of Option Shares by RVIII, and (ii) the execution and delivery to the Company by RVIII of a counterpart of this Amended and Restated Agreement (as then amended), adopting and accepting the terms hereof, and (iii) acceptance and countersignature of such counterpart by the Company:

              (a) RVIII shall be a party to this Amended and Restated Agreement; and

              (b) Exhibit A attached to this Amended and Restated Agreement shall be amended to add RVIII as a person identified thereon, and RVIII shall be, and shall be included within the definition of, an "Investor" for purposes of this Amended and Restated Agreement; and

              (c) Exhibit A attached to this Amended and Restated Agreement shall be amended to identify RVIII as an "Anti-Dilution Investor," and RVIII shall be, and shall be included within the definition of, an "Anti-Dilution Investor" for purposes of this Amended and Restated Agreement; and

              (d) RVIII shall be, and shall be included within the definition of, an "ARC Key Shareholder," for purposes of this Amended and Restated Agreement; and

              (e) RVIII shall have, and be entitled and subject to, all of the rights, benefits, duties and obligations of an "Investor," an "ARC Key Shareholder" and an "Anti-Dilution Investor" under this Amended and Restated Agreement, subject to the terms hereof.

2. Reserve Share Purchasers Amendment. The Investors' Rights Agreement is hereby further amended by adding and appending the following as Section 8, and Sections 8.1 and 8.2 thereunder, of the Investors' Rights Agreement:

         8.   Addition of Reserve Share Purchasers as Parties.

              8.1 Reserve Share Purchasers. The parties hereto acknowledge and agree that, pursuant to Section 1(C) of the Purchase Agreement, the Company may issue, offer and sell up to 5,319,149 shares (the "Reserve Shares") of Common Stock (including the 3,191,489 Option Shares) to any person or entity (each, a "Reserve Share Purchaser"). Notwithstanding the provisions of Section 6.5 or any other Section hereof, upon the occurrence of: (i) the purchase from the Company by a Reserve Share Purchaser of Reserve Shares (but not including the purchase of Option Shares by RVIII, which is addressed in and governed by Section 7 above), and (ii) the execution and delivery to the Company by such Reserve Share Purchaser of a counterpart of this Amended and Restated Agreement (as then amended), adopting and accepting the terms hereof, and (iii) acceptance and countersignature of such counterpart by the
         Company:

                  (a) such Reserve Share Purchaser shall be a party to this Amended and Restated Agreement; and

                  (b) Exhibit A attached to this Amended and Restated Agreement shall be amended to add such Reserve Share Purchaser as a person identified thereon, and such Reserve Share Purchaser shall be, and shall be included within the definition of, an "Investor" for purposes of this Amended and Restated Agreement; and

                  (c) subject to Section 8.2 below, Exhibit A attached to this Amended and Restated Agreement shall be amended to identify such Reserve Share Purchaser as an "Anti-Dilution Investor," and such Reserve Share Purchaser shall be, and shall be included within the definition of, an "Anti-Dilution Investor" for purposes of this Amended and Restated Agreement; and

                  (d) subject to Section 8.2 below, such Reserve Share Purchaser shall be, and shall be included within the definition of, either of a "UniPhy Preferred Shareholder," a "UniPhy Founder" or an "ARC Key Shareholder" (as designated by the Company pursuant to Section 8.2 below), for purposes of this Amended and Restated Agreement; and

                  (e) subject to Section 8.2 below, such Reserve Share Purchaser shall have, and shall be entitled and subject to, all of the rights, benefits, duties and obligations of an "Investor," a "UniPhy Preferred Shareholder," a "UniPhy Founder" or an "ARC Key Shareholder" (as designated by the Company pursuant to Section 8.2 below), and an "Anti-Dilution Investor" under this Amended and Restated Agreement, subject to the terms hereof.

              8.2 Designation as Anti-Dilution Investor and UniPhy Preferred Shareholder, UniPhy Founder or ARC Key Shareholder. The Company shall have the right, power and authority, to determine, in its discretion, in negotiation or agreement with one or more Reserve Share Purchasers or otherwise, whether or not a particular Reserve Share Purchaser shall (in addition to becoming a party hereto and an "Investor" hereunder) be identified and/or designated as an "Anti-Dilution Investor" and/or a "UniPhy Preferred Shareholder," "UniPhy Founder" or "ARC Key Shareholder" for purposes of this Amended and Restated Agreement, and thereby have, and be entitled and subject to, all of the rights, benefits, duties and obligations of such designation or identification under this Amended and Restated Agreement, pursuant to Sub-sections 8.1(c), (d) and (e) above.

3. Subsequent Purchasers Amendment. The Investors' Rights Agreement is hereby further amended by adding and appending the following as Section 9 of the Investors' Rights Agreement:

         9. Addition of Subsequent Purchasers as Parties. The parties hereto acknowledge and agree that the Company may, from time to time, offer and sell shares of Common Stock (such shares, "Additional Shares") in addition to Option Shares and Reserve Shares to one or more individuals, persons or entities (each, a "Subsequent Purchaser"). Notwithstanding the provisions of Section 6.5 or any other Section hereof, upon the occurrence of: (i) the purchase from the Company by a Subsequent Purchaser of Additional Shares, and (ii) the execution and delivery to the Company by such Subsequent Purchaser of a counterpart of this Amended and Restated Agreement (as then amended), adopting and accepting the terms hereof, and (iii) acceptance and countersignature of such counterpart by the Company:

              (a) such Subsequent Purchaser shall be a party to this Amended and Restated Agreement; and

              (b) Exhibit A attached to this Amended and Restated Agreement shall be amended to add such Subsequent Purchaser as a person identified thereon, and such Subsequent Purchaser shall be, and shall be included within the definition of, an "Investor" for purposes of this Amended and Restated Agreement; and

              (c) such Subsequent Purchaser shall have, and shall be entitled and subject to, all of the rights, benefits, duties and obligations of an "Investor" under this Amended and Restated Agreement, subject to the terms hereof.

4. Deletion of Current Provision Regarding Additional Investors. The Investors' Rights Agreement is hereby further amended by deleting Sub-section 6.5(c) of the Investors' Rights Agreement in its entirety, which subsection shall thereupon be void and without effect.

5. Requisite Approval. Upon execution and delivery of this Amendment by the Company and Investors representing the requisite percentage of Registrable Shares set forth in Section 6.5 of the Investors' Rights Agreement, this Amendment shall constitute and be deemed to be an amendment to and part of the Investors' Rights Agreement.

6. No Other Changes. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Investors' Rights Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Investors' Rights Agreement made in accordance with the terms of the Investors' Rights Agreement, as hereby amended.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Amended and Restated Investors' Rights Agreement, and hereby consent to the amendment and modification of the Investors' Rights Agreement provided herein, as of the date first above written.


THE COMPANY:

SYMBION, INC.


By: /s/ Richard E. Francis, Jr.
    ----------------------------------------
Name: Richard E. Francis, Jr.
Title: President and Chief Executive Officer



INVESTORS:


UniPhy PREFERRED SHAREHOLDERS:

ABS Capital Partners, L.P.

/s/ ABS Partners, L.P.
--------------------------------------------
By: /s/ Frederick L. Bryant
    ----------------------------------------
Name: Frederick L. Bryant
     ---------------------------------------
Title: General Partner
       -------------------------------------


/s/ Clifford G. Adlerz
--------------------------------------------
Clifford G. Adlerz


/s/ Randy W. Cook
--------------------------------------------
Randy W. Cook


--------------------------------------------
Paul Davis


/s/ Richard E. Francis, Jr.
--------------------------------------------
Richard E. Francis, Jr.


/s/ R. Dale Kennedy
--------------------------------------------
R. Dale Kennedy

--------------------------------------------
Tod Lambert

MARTIN INVESTMENT PARTNERSHIP II

/s/ Charles N. Martin, Jr.
--------------------------------------------
Name: Charles N. Martin, Jr.
      --------------------------------------
Title:
       -------------------------------------


--------------------------------------------
Kenneth C. Mitchell


PACIFIC VENTURE GROUP, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member


PVG ASSOCIATES, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member


/s/ Patrick R. Rooney
--------------------------------------------
Patrick R. Rooney


/s/ Teresa F. Sparks
--------------------------------------------
Teresa F. Sparks


/s/ Gregg Stanley
--------------------------------------------
Gregg Stanley


/s/ Anthony Taparo
--------------------------------------------
Anthony Taparo


ARC KEY SHAREHOLDERS:

ARTHUR S. DEMOSS FOUNDATION


--------------------------------------------
By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------


/s/ Jerry M. Eyler
--------------------------------------------
Jerry M. Eyler


FIRST AVENUE PARTNERS, L.P.

/s/ David M. Wilds
--------------------------------------------
Name: David M. Wilds
     ---------------------------------------
Title:
       -------------------------------------



--------------------------------------------
William H. Freeman



--------------------------------------------
J. Michael Gould


HEALTH TECH AFFILIATES, INC.


--------------------------------------------
By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------


HLM/CB FUND, L.P.


--------------------------------------------
By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------

HLM PARTNERS VII, L.P.


--------------------------------------------
By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------


--------------------------------------------
W. Lawrence Hough


PIPER JAFFRAY, INC.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------



--------------------------------------------
B. Max Lauderdale


/s/ Charles N. Martin, Jr.
--------------------------------------------
Charles N. Martin, Jr.


/s/ Charles T. Neal
--------------------------------------------
Charles T. Neal



--------------------------------------------
Richard Panek



--------------------------------------------
Thomas Patten



--------------------------------------------
Keith B. Pitts



--------------------------------------------
Gary J. Prosterman



RICHLAND VENTURES II, L.P.

/s/ Jack Tyrrell
--------------------------------------------
Name: Jack Tyrrell
     ---------------------------------------
Title: Partner
       -------------------------------------



--------------------------------------------
Ann R. Schaaf


SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its General Partner

                 /s/ Donald W. Burton
                 --------------------------------------------
                 Name: Donald W. Burton
                       --------------------------------------
                 Title: Chairman
                        -------------------------------------


SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its General Partner

                 /s/ Donald W. Burton
                 --------------------------------------------
                 Name: Donald W. Burton
                       --------------------------------------
                 Title: Chairman
                        -------------------------------------



--------------------------------------------
Cal Turner, Jr.


/s/ William V.B. Webb
--------------------------------------------
William V.B. Webb


WW TWO, L.P.


By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------


--------------------------------------------
James A. Webb, III

UniPhy FOUNDERS:




--------------------------------------------
Peter Davidson


/s/ Shannon W. Fiser
--------------------------------------------
Shannon W. Fiser


THE FRANCIS IRREVOCABLE TRUST, ANN FRANCIS, TRUSTEE

/s/ Richard E. Francis, Jr.
--------------------------------------------
Name: Richard E. Francis, Jr.
     ---------------------------------------
Title:
       -------------------------------------


/s/ Victor Giovanetti
--------------------------------------------
Victor Giovanetti


/s/ George M. Goodwin
--------------------------------------------
George M. Goodwin



--------------------------------------------
Marlene D. Kelley


/s/ H. Edward Kleine III
--------------------------------------------
H. Edward Kleine III



--------------------------------------------
Darrell Naish



--------------------------------------------
Richard Panek


/s/ Vickie R. Warren
--------------------------------------------
Vickie R. Warren


                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

UniPhy PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.*
Clifford G. Adlerz*
Randy W. Cook*
Paul Davis*
Richard E. Francis, Jr.*
R. Dale Kennedy*
Tod Lambert
Martin Investment Partnership II*
Kenneth C. Mitchell*
Pacific Venture Group, L.P.*
PVG Associates, L.P.*
Patrick R. Rooney*
Teresa F. Sparks*
Gregg Stanley*
Anthony Taparo*

ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation*
Jerry M. Eyler*
First Avenue Partners, L.P.*
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.
HLM/CB Fund, L.P.*
HLM Partners VII, L.P.*
W. Lawrence Hough
Piper Jaffray, Inc.*
B. Max Lauderdale
Charles N. Martin, Jr.*
Charles T. Neal*
Thomas Patten
Keith B. Pitts
Gary J. Prosterman
Richland Ventures II, L.P.*
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)*
South Atlantic Private Equity Fund IV, L.P.*
Cal Turner, Jr.*
William V.B. Webb*
WW Two, L.P.*
James A. Webb, III

*   ANTI-DILUTION INVESTOR

UniPhy FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee*
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren






*  ANTI-DILUTION INVESTOR